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                                                                   EXHIBIT 10.20



                                                CONFIDENTIAL TREATMENT REQUESTED

                    CONSULTING AND NON-COMPETITION AGREEMENT

     This agreement made this 27th day of March 1998 by and between Timely North, Inc., a Georgia corporation ("TIMELY NORTH") and CSI/Crown, Inc., a Georgia corporation ("CSI/CROWN").

     WHEREAS, Timely North has been engaged in the less-than-truckload motor carrier business in the floor covering and carpet market ("LTL BUSINESS"); and

     WHEREAS, Timely North has determined that it is in its best interest to cease its LTL Business as of April 1, 1998; and

     WHEREAS, CSI/Crown operates as a less-than-truckload motor carrier in the floor covering and carpet market and is desirous of acquiring the LTL Business of the customers of Timely North who will no longer be served by Timely North when it ceases its LTL Business as of April 1, 1998;

     NOW, THEREFORE, for and in consideration of the premises and the covenants and agreements hereinafter set forth, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Cessation of Business. Timely North will cease its LTL Business as of April 1, 1998 and will transfer the phone numbers used exclusively in its LTL operations to CSI/Crown.

     2. Duties. CSI/Crown hereby retains Timely North as a consultant on all matters pertaining to the business of CSI/Crown, with such responsibilities as may be determined by the officers and directors of CSI/Crown consistent with the knowledge and abilities of Timely North. Timely North agrees to use its reasonable best efforts to persuade its present LTL customers to transfer their business to CSI/Crown and to maintain their business with CSI/Crown. CSI/Crown may request Timely North to examine and study a particular problem or matter that may arise and to meet with employees and customers of CSI/Crown as may be

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required and Timely North shall furnish CSI/Crown with its reasonable best advice with respect to such problem or matter.

     It is expressly agreed that CSI/Crown will call upon Timely North for advice and consultation only, and Timely North shall be free to engage in other business, subject to the provisions of Section 5 hereof.

     3. Compensation. For the services to be rendered by Timely North hereunder, and for holding itself available for consultation and advisory services to CSI/Crown, CSI/Crown will pay to Timely North a one-time fee of XXXXXXXXXXXXXXXXXXXXXXX Dollars ($XXXXXXXXXXX) on April 1, 1998 and a XXXX percent (XX%) commission on certain of Timely North's customers accounts which are retained as customers by CSI/Crown. Such accounts and the required volume of business are set forth on Schedule A hereto attached.

     During the term of this Agreement, CSI/Crown will tender to Timely North no less than 75 truckloads per week for transport at market rates to mutually agreeable destinations provided service is maintained at agreed level of performance.

     4. Term. The term of this Agreement shall be for a period of five (5) years from the date of this Agreement.

     5. Non-Competition Agreement of Timely North. As a material inducement to CSI/Crown's entering into this Agreement, Timely North covenants to CSI/Crown that during the term of this Agreement it will adhere to the following covenants of non-competition:

          Timely North acknowledges that the LTL Business of CSI/Crown is conducted nationwide and in Canada and that these covenants of non-competition will apply throughout the United States and Canada. Accordingly, Timely North covenants and agrees not to directly or indirectly compete in any manner with the LTL Business conducted by CSI/Crown or to directly or indirectly render any service to or provide financing for, or aid, abet or assist any person, firm or corporation which competes with CSI/Crown in the LTL Business. Timely North will not directly or indirectly solicit or attempt to solicit the business or

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xxx-Omitted pursuant to a request for confidential treatment.  The omitted material has been filed separately with the Securities and Exchange Commission.


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patronage of any person, firm or corporation for purposes of selling the types of LTL Business services rendered by CSI/Crown except for the benefit of CSI/Crown. Timely North expressly acknowledges that these covenants of non-competition do not impose economic hardship upon Timely North. If at any time the foregoing provisions shall be deemed to be invalid or unenforceable or prohibited by the laws of the state or place where they are to be enforced, by reason of being vague or unreasonable as to duration, place of performance, or for any other reason, then this section shall be considered divisible and shall become and be deemed immediately amended to include only such time and such area as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement. Timely North and CSI/Crown expressly agree that this section as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein. Timely North further agrees that for the aforesaid five (5) year period it will not, directly or indirectly, (i) solicit, hire, or in any manner persuade or attempt to persuade any employee, consultant or agent of CSI/Crown to terminate his, her, or its relationship with CSI/Crown, or (ii) encourage or cause any customers or suppliers of CSI/Crown to cease doing business with CSI/Crown.

     6. Individual Non-Competition Agreements. As an additional material inducement to CSI/Crown's entering into this Agreement, Timely North agrees that on or before April 1, 1998 it will procure a Non-Competition Agreement similar to that set forth above in Section 5 from Dennis A. Bakal to CSI/Crown and likewise will procure a Non-Competition Agreement similar to that set forth above in Section 5 from Charles B. Prater to Timely North and will assign such non-competition agreement to CSI/Crown and will obtain from Charles B. Prater his consent to such assignment.

          Provided, however, that if Timely North fails to procure the non-competition agreement from Charles B. Prater and its assignment to CSI/Crown as provided above and if Charles B. Prater engages directly or indirectly in business as an LTL motor carrier of carpet or floor covering on or before March 31, 2003, then and in that event the two percent (2%) commission being paid by CSI/Crown to Timely North pursuant to Section 3 above shall immediately terminate.

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     7.   Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate as, nor be construed as, a waiver of any subsequent or related breach thereof.

     8. Entire Agreement. This Agreement represents the entire agreement between the parties hereto pertaining to the matters herein covered, and any other prior understandings, agreements or contracts with regard to such matters are hereby canceled without any further liability whatsoever to either party and no subsequent change or modification of the terms hereof shall be binding unless in writing and signed by both of the parties hereto. The actions, courses of dealing, or customs of the parties shall not operate to amend or modify this Agreement unless in conformity with the preceding sentence.

     9. Severability. If any provision of this Agreement is unenforceable, the remaining provisions shall, to the extent possible, be carried into effect taking into account the general purposes and spirit of this Agreement.

     10. Benefit. The retention of Timely North as a consultant is being effected because of Timely North's special capabilities and qualifications and all of its rights, benefits and duties hereunder are, therefore, not assignable or transferable in any manner.

     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but which together constitute one and the same instrument.

     12. Remedy. In addition to any other remedy given to CSI/CROWN hereunder or otherwise, the parties hereto declare that it may be difficult or impossible to measure adequately in money the damages which will accrue to CSI/CROWN if Timely North should breach the provisions of Section 5 of this Agreement. Therefore, if CSI/CROWN, at its election, shall institute any action or proceeding to enforce the provisions of Section 5 of this Agreement, Timely North hereby agrees that, with respect to a violation of the provisions of
Section 5 hereof, CSI/CROWN has no adequate remedy at law, and CSI/CROWN shall be entitled to specific performance of the provisions contained therein.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                         CSI/CROWN, INC.

                                         By:  /s/ Steve Cleary
                                              -----------------------
                                              Steve Cleary, President

                                         TIMELY NORTH, INC.

                                         By:  /s/ Dennis A. Bakal
                                              -----------------------

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